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                                                                   EXHIBIT 8.01


                                                        McDermott, Will & Emery
                                                        227 West Monroe Street
                                                        Chicago, Illinois 60606


                                 April 29, 1997


Koll Real Estate Group, Inc.
4343 Von Karman Avenue
Newport Beach, California 92660


     Re:  Registration Statement on Form S-4; File No. 333-22121
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Ladies and Gentlemen:

     We have acted as counsel to Koll Real Estate Group, Inc. (the "Company") in connection with the above-referenced Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration of Common Stock of the Company to be offered under the circumstances described in the Registration Statement. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Registration Statement.

     We have reviewed the information that appears under the caption "Material Federal Income Tax Consequences" in the Registration Statement and any subsequent amendment thereto. In our opinion, subject to the qualifications and limitations set forth therein, such information is an accurate summary of the material United States federal income tax considerations applicable to the Exchange Offers and the Prepackaged Plan.

     Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement, and to the references to this firm under the captions "Federal Income Tax Consequences Of The Exchange Offers and The Prepackaged Plan To Holders Of Outstanding Securities" as having passed upon certain federal income tax matters in connection with the Exchange Offers and the Prepackaged Plan. In giving our consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Sincerely,

                              McDERMOTT, WILL & EMERY

                              /s/ McDERMOTT, WILL & EMERY